UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

CUBESCAPE, INC.

(Name of registrant in its charter)

NEVADA	333-201607	47-3892903
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

1854 OXFORD AVENUE,

CARDIFF-BY-THE-SEA, CALIFORNIA 92007

(Address of principal executive offices)

(615) 497-3111

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On June 9, 2016 (the “Closing Date”), David Estus (the “Selling Stockholder”), the sole executive officer and director of CubeScape, Inc. (the “Company”) and the owner of 9,000,000 shares of the Company’s common stock representing 60% of the Company’s issued and outstanding common stock (the “Estus Shares”), consummated a Share Purchase Agreement (“SPA”) pursuant to which the Selling Stockholder sold the Estus Shares to American Rebel, Inc. (“AR”) for aggregate consideration of $35,000, or approximately $.00389 per share. A copy of the SPA is attached hereto as Exhibit 2.1. Certain stockholders of AR purchased 3,565,000 shares of the Company’s common stock in a series of private transactions for $0.15 a share from non-affiliates of the Company (the “Non-Affiliate Shares”). Upon completion of the purchase of the Estus Shares, AR owned 9,000,000 shares, or approximately 60% of the issued and outstanding common stock of the Company, which resulted in a change of control of the Company. Upon completion of the Non-Affiliate Shares, certain stockholders of AR owned 3,565,000 shares, or approximately 24% of the issued and outstanding common stock of the Company.

Funds utilized for the purchase of the Estus Shares was provided by AR. Funds utilized for the purchase of the Non-Affiliate Shares were provided by certain stockholders of AR, who are unaffiliated persons. These monies funded an escrow for the purpose of effecting a change of control of the Company in anticipation of a future transaction involving the Company and AR (the “Transaction”). It is currently anticipated that all of the Estus Shares and any remaining common stock not acquired in a Non-Affiliate Share transaction will be cancelled in connection with the closing of a Transaction.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

In accordance with the SPA and the transactions contemplated thereby, effective as of June 9, 2016, the Selling Stockholder resigned as an officer of the Company and an officer and director of AR was appointed to serve as the Company’s Chief Executive Officer effective as of the Closing Date and as a director following the 10-day waiting period required under Section 14F of the Securities Exchange Act of 1934, as amended. This officer and director appointed to serve is Mr. Charles A. Ross, Jr. (“Andy Ross” or “Mr. Ross”). The Selling Stockholder did not have any disagreements with the Company regarding the operations, policies or practices of the Company. The Selling Stockholder shall remain a director of the Company until the expiration of the 10-day waiting period set forth above.

Mr. Ross is not currently anticipated to receive any compensation for his service as the Company’s Chief Executive Officer and director until such time as a Transaction is consummated. There are no related party transactions between the Company and AR, Mr. Ross that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Background of Director and Officer

Charles A. Ross, Jr. (age 52) was appointed to serve as the Company’s Chief Executive Officer as of the Closing Date and as a director upon the 10-day waiting period described above. Mr. Ross has been the Chief Executive Officer and Chairman of the Board of American Rebel, Inc. since inception in December of 2014. Mr. Ross has been laying the ground work for American Rebel, Inc. his entire life. Mr. Ross founded Digital Ally, a NASDAQ company, and designed, developed and brought numerous successful products to market. Mr. Ross holds several patents. Mr. Ross has a unique blend of talent that is not usually found in one individual–the ability to invent and design products, a strong marketing sense with a keen awareness for product branding, a talent for entertaining and public speaking, the ability to motivate a team and move people in a positive direction and the understanding of the benefits of being a publicly-traded company. This unique skill set is the driving force behind the American Rebel brand. Mr. Ross has been an active entrepreneur and consultant since 2000.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description

2.1	Securities Purchase Agreement dated June 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUBESCAPE, INC.

Date: June 15, 2016	By: /s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer